Exhibit 10.72

AMENDMENT AND RESTATEMENT OF THE

HARRAH’S ENTERTAINMENT, INC.

EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

Effective as of August 3, 2007

AMENDMENT AND RESTATEMENT OF THE

HARRAH’S ENTERTAINMENT, INC.

EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

AMENDMENT AND RESTATEMENT OF THE

HARRAH’S ENTERTAINMENT, INC.

EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

AMENDMENT AND RESTATEMENT OF THE

HARRAH’S ENTERTAINMENT, INC.

EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

AMENDMENT AND RESTATEMENT OF THE

HARRAH’S ENTERTAINMENT, INC.

EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

AMENDMENT AND RESTATEMENT OF THE

HARRAH’S ENTERTAINMENT, INC.

EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

Effective as of August 3, 2007

ARTICLE ONE

PREAMBLE

HARRAH’S ENTERTAINMENT, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), adopted the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan (the “Plan”) in order to provide key executives with an opportunity and incentive to save for retirement and other purposes. The Plan was amended and restated effective April 1, 2001, to permit discretionary contributions, to delegate certain amendment authority, to remove the restrictions on installment payments and to make certain other changes.

The purpose of this Plan is to provide a select group of management or highly compensated employees of the Company and certain of its affiliates with the opportunity to defer a portion of their compensation and to receive contributions from their employers. As a result, the Plan shall be considered a “top hat plan”, exempt from many of the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”). This Plan is not intended to “qualify” for favorable tax treatment pursuant to Section 401(a) of the Internal Revenue Code of 1986 (the “Code”) or any successor section or statute.

The Plan was subsequently amended in certain respects, and the Plan was amended to provide that no deferrals will be made under the Plan for Salary or Bonus or other amounts earned during the 2005 Deferral Period or any later Deferral Period.

The Plan was subsequently amended by the First and Second Amendments to the Plan and was amended and restated generally effective as of January 1, 2005.

The Human Resources Committee of the Board of Directors of Harrah’s Entertainment, Inc. now wishes to amend the Plan to provide each Participant and each Beneficiary of a deceased Participant with an opportunity to elect to receive a special lump sum distribution from his or her Accounts under the Plan during 2008, and an opportunity to make special distribution elections, in accordance with the transitional relief under Internal Revenue Service Notice 2005-1, Q/A-19(c), the Proposed Regulations under Section 409A of the Code and Internal Revenue Service Notice 2006-79.

The Company has adopted this Amendment and Restatement of the Plan, effective as of August 3, 2007. This Amendment and Restatement of the Plan incorporates the prior amendment and restatement of the Plan and constitutes a complete amendment, restatement and continuation of the Plan. This Amendment and Restatement of the Plan is intended to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder. As provided in Notice 2006-79, with respect to an election or amendment to change a time and form of payment under the Plan made on or after January 1,

2007 and on or before December 31, 2007, the election or amendment shall apply only to amounts that would not otherwise be payable in 2007 and shall not cause an amount to be paid in 2007 but would not otherwise be payable in 2007. The Plan, as in effect prior to this Amendment and Restatement of the Plan, shall govern distributions under the Plan prior to August 3, 2007.

ARTICLE TWO

DEFINITIONS

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase shall generally be a term defined in this Article Two or in the Preamble. The following words and phrases used in the Plan with the initial letter capitalized shall have the meanings set forth in this Article Two, unless a clearly different meaning is required by the context in which the word or phrase is used:

2.1 “Account” or “Accounts” means the accounts which may be maintained by the EDCP Committee to reflect the interest of a Participant or the Beneficiary of a deceased Participant under the Plan.

2.2 “Affiliate” means (a) a corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as is the Company, (b) any other trade or business (whether or not incorporated) controlling, controlled by, or under common control (within the meaning of Section 414(c) of the Code) with the Company, and (c) any other corporation, partnership, or other organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Company or which is otherwise required to be aggregated with the Company pursuant to Section 414(o) of the Code.

2.3 “Beneficiary” means the person or trust that a Participant, in his most recent written designation filed with the EDCP Committee, shall have designated to receive his benefit under the Plan in the event of his death or, if applicable, the person or entity determined in accordance with Section 8.3 (Beneficiary Designations).

2.4 “Board” means the Board of Directors of the Company.

2.5 “Bonus” means the incentive payment or payments earned by a Participant during a Deferral Period pursuant to the Company’s Annual Management Bonus Plan, the Company’s Senior Executive Incentive Plan, the Company’s Player Development Bonus Program and/or the Horseshoe Gaming Holding Corp. 2004 Annual Bonus Incentive Plan (the “Horseshoe 2004 Bonus Plan”), as such plans may be amended from time to time, and those short-term cash incentive plans that are approved by the EDCP Committee or its delegate, the Senior Vice President of Human Resources.

2.6 “Change of Control” means and includes each of the following:

(a) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 25% or more of the combined voting power of the Company’s then outstanding voting securities, other than

(1) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(2) an acquisition of voting securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or

(3) an acquisition of voting securities pursuant to a transaction described in clause (3) below that would not be a Change of Control under clause (3);

Notwithstanding the foregoing, neither of the following events shall constitute an “acquisition” by any person or group for purposes of this clause (a): an acquisition of the Company’s securities by the Company which causes the Company’s voting securities beneficially owned by a person or group to represent 25% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 25% or more of the combined voting power of the Company’s then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

(b) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets or (z) the acquisition of assets or stock of another entity, in each case other than a transaction

(1) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(2) after which no person or group beneficially owns voting securities representing 25% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 25% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) the Company’s stockholders approve a liquidation or dissolution of the Company.

(e) The Human Resources Committee of the Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

2.7 “Code” means the Internal Revenue Code of 1986, as amended.

2.8 “Company” means Harrah’s Entertainment, Inc.

2.9 “Compensation” means, for each Deferral Period, the total Salary paid to the Participant and the Bonus earned by the Participant.

2.10 “DCP” means Harrah’s Entertainment, Inc. Deferred Compensation Plan, as it may be amended from time to time.

2.11 “Deferral Contribution” means a contribution by a Participant pursuant to Section 4.1 (Participant Contributions) of this Plan.

2.12 “Deferral Contribution Account” means the Account maintained to record the Deferral Contributions made by a Participant pursuant to Section 4.1 (Participant Contributions), as adjusted to reflect the rate of return on the hypothetical Investment Funds selected by the Participant in accordance with Section 6.4 (Investment Direction) and other credits or charges called for by this Plan.

2.13 “Deferral Period” means, generally, the 12 month period beginning on each January 1 and ending on the next following December 31. The initial Deferral Period shall commence as soon as administratively feasible after the Effective Date and shall end on the next following December 31. With respect to Participants who enter the Plan after the Effective Date, the initial Deferral Period shall commence on the date the Participant is notified of his eligibility to participate in the Plan in accordance with Section 3.1 (Selection of Participants) and shall end on the next following December 31; provided, however, that, for purposes of Section 2.5, the initial Deferral Period for such a Participant shall mean the 12 month period beginning on January 1 and ending on the next following December 31 during which such Participant is notified of his eligibility to participate in the Plan in accordance with Section 3.1.

2.14 “Disability” or “Disabled” means, for purposes of this Plan, that the Participant qualifies to receive long term disability payments under the Employer’s long term disability insurance program, as it may be amended from time to time.

2.15 “Discretionary Contribution” means an Employer contribution determined in accordance with Sections 4.6 or 4.7 of this Plan, which may, in the discretion of the Employer, be transferred to the Trust.

2.16 “Discretionary Contribution Account” means the Account maintained to record the Discretionary Contributions calculated in accordance with Section 4.6 (other than Enhancement Contributions) on behalf of a Participant, as adjusted to reflect the rate of return on the hypothetical Investment Funds selected by the Participant in accordance with Section 6.4 and other credits or charges called for by this Plan. A Participant’s Discretionary Contribution Account may be divided into sub-accounts as determined by the EDCP Committee.

2.17 “EDCP” means the Harrah’s Entertainment, Inc. Executive Deferred Compensation Plan, as it may be amended from time to time.

2.18 “EDCP Committee” means the committee designated in accordance with Section 9.3 (Creation of Committee) to carry out the administrative responsibilities under the Plan.

2.19 “EDCP Investment Committee” means the committee that has the responsibility for selecting and monitoring performance of the Investment Funds.

2.20 “EDCP Pre-Termination Withdrawal” has the same meaning as it does under the EDCP.

2.21 “EDCP Retirement Account” has the same meaning as it does under the EDCP.

2.22 “EDCP Termination Account” has the same meaning as it does under the EDCP.

2.23 “Effective Date” means April 1, 2001. With respect to each Affiliate that adopts this Plan after April 1, 2001, the term “Effective Date” means the date designated by the adopting Affiliate.

2.24 “Employee” means any individual classified by an Employer as a common law employee of the Employer. For this purpose, the classification that is relevant is the classification in which such individual is placed by the Employer for purposes of this Plan and the classification of such individual for any other purpose (e.g., employment tax or withholding purposes) shall be irrelevant. If an individual is characterized as a common law employee of the Employer by a governmental agency or court but not by the Employer, such individual shall be treated as an employee who has not been designated for participation in this Plan.

2.25 “Employer” means the Company and any Affiliate that has adopted this Plan pursuant to Section 3.6 (Adoption by Affiliates).

2.26 “Enhancement Contribution” means the specific Discretionary Contribution determined in accordance with Section 4.7 of this Plan, which may, in the discretion of the Employer, be transferred to the Trust.

2.27 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.27A “Harrah’s ESSP II” shall mean the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II, as amended.

2.28 “HRC” means the Human Resources Committee of the Board.

2.29 “Investment Fund” means the hypothetical investment fund or funds established by the EDCP Investment Committee pursuant to Section 6.4 (Investment Direction).

2.30 “Matching Contribution” means an Employer contribution calculated in accordance with Section 4.2 (Matching Contributions) of this Plan, which may, in the discretion of the Employer, be transferred to the Trust.

2.31 “Matching Contribution Account” means the Account maintained to record the Matching Contributions calculated in accordance with Section 4.2 (Matching Contributions) on behalf of a Participant, as adjusted to reflect the rate of return on the hypothetical Investment Funds selected by the Participant in accordance with Section 6.4 (Investment Direction) and other credits or charges called for by this Plan.

2.32 “Matching Limit” means the designated percentage of compensation of Participant contributions to the Savings and Retirement Plan that are eligible for a matching contribution under the Savings and Retirement Plan.

2.33 “Participant” means any Employee who has been selected for participation in the Plan. The term “Participant” also shall include former Participants whose benefits under the Plan have not been fully distributed pursuant to the provisions of the Plan.

2.34 “Participation Agreement” means the written agreement to defer Salary and/or Bonus submitted by a Participant to the EDCP Committee in accordance with Section 3.2 (Participation Agreement) or Section 3.3 (Revised Participation Agreement).

2.35 “Pay Status” means, with respect to an EDCP Pre-Termination Withdrawal, that payments from the EDCP have commenced.

2.36 “Plan” means the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan, as it may be amended from time to time.

2.37 “Salary” means the annual base salary paid to the Participant by the Employer during the Deferral Period, before reduction for amounts deferred pursuant to this Plan, the Savings and Retirement Plan, any plan maintained under Section 125 of the Code or any other plan maintained by the Company or an Employer. Salary does not include expense reimbursements, salary continuation payments except as otherwise provided by an employment agreement or separation agreement, or any form of non-cash compensation and benefits.

2.38 “Savings and Retirement Plan” means the Harrah’s Entertainment, Inc. Savings and Retirement Plan, as it may be amended from time to time.

2.39 “Separation from Service” of a Service Provider means his or her “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), with respect to the Service Recipient.

2.40 “Service Provider” means a Participant or any other “service provider”, as defined in Treasury Regulation Section 1.409A-1(f).

2.41 “Service Recipient”, with respect to any Service Provider, means the “service recipient,” as defined in Treasury Regulation Section 1.409A-1(g), as determined from time to time. As provided in Treasury Regulation Section 1.409A-1(g), the “service recipient” shall mean the person for whom the Service Provider’s services are performed and with respect to whom the legally binding right to compensation arises, and all persons with whom such person would be considered a single employer under Section 414(b) or 414(c) of the Code; provided, however, that for purposes of Section 2.39, the “service recipient” shall be determined as provided in Treasury Regulation Section 1.409A-1(h)(3).

2.42 “Special Distribution Election Period” means the period designated by the EDCP Committee during which the elections under Sections 8.7 and 8.8 may be made. The “Special Distribution Election Period” shall commence not earlier than August 3, 2007 and end not later than October 15, 2007.

2.43 “Specified Employee” means a Service Provider who, as of the date of the Service Provider’s Separation from Service, is a “Key Employee” of the Service Recipient any stock of which is publicly traded on an established securities market or otherwise. For purposes of this definition, a Service Provider is a “Key Employee” if the Service Provider meets the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (applied in accordance with the Treasury Regulations thereunder and disregarding Section 416(i)(5) of the Code) at any time during the Testing Year. If a Service Provider is a “Key Employee” (as defined above) as of a Specified Employee Identification Date, the Service Provider shall be treated as “Key Employee” for the entire 12 month period beginning on the Specified Employee Effective Date. For purposes of this Section 2.43, a Service Provider’s compensation for a Testing Year shall mean such Service Provider’s compensation, as determined under Treasury Regulation Section 1.415(c)-2(d)(4), from the Service Recipient for such Testing Year. The “Specified Employees” shall be determined in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-1(i).

2.44 “Specified Employee Effective Date” means the first day of the fourth month following the Specified Employee Identification Date. The Specified Employee Effective Date may be changed by the HRC, in its discretion, in accordance with Treasury Regulation Section 1.409A-1(i)(4).

2.45 “Specified Employee Identification Date”, for purposes of Treasury Regulation Section 1.409A-1(i)(3), means December 31. The “Specified Employee Identification Date” shall apply to all “nonqualified deferred compensation plans” (as defined in Treasury Regulation Section 1.409A-1(a)) of the Service Recipient and all affected Service Providers. The “Specified Employee Identification Date” may be changed by the HRC, in its discretion, in accordance with Treasury Regulation Section 1.409A-1(i)(3).

2.46 “Trust Agreement” means that certain trust agreement established pursuant to the Plan between the Company and the Trustee or any trust agreement hereafter established, the provisions of which are incorporated herein by reference.

2.47 “Trust Fund” means all assets of whatsoever kind or nature held from time to time by the Trustee pursuant to the Trust Agreement and forming a part of this Plan, without distinction as to income and principal and without regard to source, i.e., Employer or Participant contributions or earnings.

2.48 “Trustee” means the Trustee under the Trust Agreement.

2.49 “Valuation Date” means the date for valuing the hypothetical Investment Funds maintained under the Plan, which shall be each business day of the Deferral Period.

2.50 “Years of Vesting Service” means the years of service credited to an individual for vesting purposes under the Savings and Retirement Plan, determined in accordance with all applicable provisions of the Savings and Retirement Plan.

ARTICLE THREE

ELIGIBILITY

3.1 Selection of Participants.

(a) General. For purposes of Title I of ERISA, the Plan is intended to be an unfunded plan of deferred compensation covering a select group of management or highly compensated employees. As a result, participation in the Plan shall be limited to Employees employed in a position classified by the Company as a Director-level position or above, and any other Employees employed by an Employer who are selected for participation in the Plan by the EDCP Committee. To further ensure compliance with the ERISA participation requirements applicable to this Plan, the Company, in the exercise of its discretion, may exclude from participation in the Plan an individual who otherwise meets the requirements this Section 3.1(a) for any reason, or for no reason, as the Company deems to be appropriate.

(b) Entry into Plan. Employees who are eligible to participate in the Plan as of the initial Effective Date shall enter the Plan as soon as administratively feasible following such Effective Date. Employees who become eligible to participate in the Plan after the initial Effective Date shall enter the Plan as of the first day of the first payroll period commencing in the Deferral Period next following the Employee’s notification of his eligibility to participate in the Plan. Notwithstanding the foregoing, the EDCP Committee may, in its discretion, waive the Plan entry provision set forth in the preceding sentence and permit an Employee to enter the Plan as of the first day of any payroll period commencing during a particular Deferral Period or, solely with respect to a Discretionary Contribution or Enhancement Contribution, as of any day selected by the EDCP Committee.

No eligible Employee shall become a Participant on or after January 1, 2005.

(c) No Waiting Periods. A Participant need not complete any particular period of service in order to be eligible to make Deferred Contributions or to receive Discretionary Contributions (other than the second Enhancement Contribution as provided in Section 4.7(b)). In order to receive Matching Contributions for a Deferral Period, however, a Participant also must be eligible to receive matching contributions under the Savings and Retirement Plan for that Deferral Period, as determined in accordance with the provisions of the Savings and Retirement Plan.

3.2 Participation Agreement.

(a) Content of Participation Agreement. Each Participant shall execute a Participation Agreement evidencing his election to participate in the Plan in the manner and at such time as the EDCP Committee shall require. In the Participation Agreement, the Participant shall select the amount or rate of Deferral Contributions and authorize the reduction of the Participant’s Compensation in an amount equal to his Deferral Contributions. The Participant also shall select in the Participation Agreement the form in which distributions are to be made from the Participant’s Accounts (i.e., lump sums, installment payments). The Participation Agreement also may set forth such other information as the EDCP Committee shall require. The Participation Agreement made by the Participant shall remain in full force and effect until such time as it is amended or replaced, or the Participant’s participation in this Plan terminates.

(b) Timing Requirements.

(1) Entry on Initial Effective Date. If a Participant is eligible to participate in the Plan as of the initial Effective Date and the Participant’s initial Participation Agreement is completed and delivered within 30 days of the Effective Date, the Participant’s Deferral Contributions may be determined with reference to Compensation earned on or after the first day of the first full payroll period next following receipt of the Participation Agreement by the EDCP Committee or as of such other uniform date (not earlier than the first day of the next full payroll period) as may be designated by the EDCP Committee.

(2) Entry after Initial Effective Date. Participants who begin Plan participation as of the beginning of any Deferral Period commencing after the Effective Date must submit separate Participation Agreements for their Salary Deferral Contributions and Bonus Deferral Contributions.

(A) A Participant’s Salary Deferral Contributions may be determined with reference to Salary earned on or after the first day of the first full payroll period in a Deferral Period if the Participant completes and delivers a Participation Agreement to the EDCP Committee during the election period established by the EDCP Committee which ends prior to the first day of such Deferral Period.

(B) A Participant’s Bonus Deferral Contributions may be determined with reference to Bonus for the entire 12 month period beginning on each January 1 and ending on the next following December 31 if the Participant completes and delivers a Participation Agreement to the EDCP Committee during the election period established by the EDCP Committee which ends no later than June 30 of each Deferral Period.

(3) Exceptions. If a Participant is permitted to enter the Plan during a Deferral Period, his Participation Agreement must be completed and delivered in accordance with the rules and procedures adopted by the EDCP Committee for such purpose. Such Participation Agreement shall apply with respect to Salary earned on or after the effective date of the Participation Agreement, as determined by the EDCP Committee. Such Participation Agreement shall apply with respect to Bonus for the entire 12 month period beginning on January 1 and ending on the next following December 31 if it is effective no later than June 30 of such Deferral Period (or, not later than September 30, in the case of a Bonus earned under the Horseshoe 2004 Bonus Plan), as determined by the EDCP Committee. However, except as provided in Section 4.3(c), if such Participation Agreement is effective after June 30 (or, after September 30, in the case of a Bonus earned under the Horseshoe 2004 Bonus Plan), as determined by the EDCP Committee, it shall only apply with respect to Bonus attributable to the portion of the Deferral Period commencing on such effective date.

3.3 Revised Participation Agreement. A Participant may file a new Participation Agreement to change a previously filed election. If the Participant changes the amount of his Deferral Contributions, the new amount will become effective in accordance with Section 4.3 (Change in Contributions).

3.4 Discontinuance of Participation. Once an Employee is designated as a Participant, he will continue as such for all future Deferral Periods unless and until (a) the Participant has a Separation from Service and receives a full distribution of his Accounts, or (b) is no longer categorized as an individual entitled to participate in the Plan pursuant to Section 3.1 (Selection of Participants) above. If a Participant’s participation is discontinued, the Participant will no longer be eligible to make Deferral Contributions. The Participant will not be entitled to receive a distribution, however, until the occurrence of one of the events listed in Article Five (Withdrawals) or Article Eight (Payment of Benefits).

3.5 Reemployment. If a former Employee is rehired by an Employer and is eligible to participate in the Plan, he shall reenter the Plan on the same basis as a newly eligible Employee in accordance with the provisions of Section 3.1 (Selection of Participants). Such Employee’s reentry into the Plan shall have no impact on any distributions that have been made or are being made in accordance with Article Eight (Payment of Benefits). Any amounts previously forfeited from the Participant’s Accounts pursuant to Section 7.1 (Vesting of Benefits) shall not be restored or reinstated upon the Participant’s subsequent reentry into the Plan.

3.6 Adoption by Affiliates. Any Affiliate of the Company may adopt this Plan with the approval of the EDCP Committee. Any Affiliate that permits an individual to make Deferral

Contributions pursuant to Section 4.1 (Participant Contributions) shall be deemed to have adopted the Plan without any further action. The EDCP Committee’s acceptance of such Deferral Contributions shall evidence the consent of the EDCP Committee to the adoption of the Plan by the Affiliate. Notwithstanding the foregoing, at the request of the EDCP Committee, the Affiliate shall evidence its adoption of the Plan by an appropriate resolution of its Board of Directors or in such other manner as may be authorized by the EDCP Committee. By adopting this Plan, the Affiliate shall be deemed to have agreed to make the contributions called for by Article Four (Contributions), agreed to comply with all of the other terms and provisions of this Plan, delegated to the EDCP Committee the power and responsibility to administer this Plan with respect to the Affiliate’s employees, and delegated to the Company the full power to amend or terminate this Plan with respect to the Affiliate’s employees.

ARTICLE FOUR

CONTRIBUTIONS

4.1 Participant Contributions.

(a) Salary Deferral Contributions. A Participant may elect to defer a maximum of 25% of the Salary otherwise payable to him during the Deferral Period, or such other maximum amount as may be prescribed by the EDCP Committee as the Salary Deferral Contribution limit for all Participants or pursuant to subsection (c); provided, however, that Savings and Retirement Plan Rollover Deferrals pursuant to subsection (d) below shall be in addition to any Salary Deferral Contributions permitted under this subsection (a).

Notwithstanding the foregoing, no Participant shall make deferrals of Salary earned during the 2005 Deferral Period or any later Deferral Period.

(b) Bonus Deferral Contributions. A Participant may elect to defer a maximum of 90% of any Bonus earned by him during the Deferral Period (which may be paid during the applicable Deferral Period or after the close of the applicable Deferral Period), or such other maximum amount as may be prescribed by the EDCP Committee as the Bonus Deferral Contribution limit for all Participants or pursuant to subsection (c). Notwithstanding the foregoing, for purposes of calculating the maximum Bonus Deferral Contributions for the initial Deferral Period beginning on the Effective Date, the Bonus earned by the Participant during the entire 2001 calendar year shall be taken into account.

Notwithstanding the foregoing, no Participant shall make deferrals of Bonus earned during the 2005 Deferral Period or any later Deferral Period.

(c) The EDCP Committee may, in its discretion, permit an individual Participant to make Deferral Contributions in excess of the limitations set forth in or established in accordance with this Section 4.1 or place additional restrictions on an individual Participant’s Deferral Contributions. All Deferral Contributions under this Plan shall be made in accordance with such rules and procedures regarding Participant deferrals as may be promulgated by the EDCP Committee from time to time. All Participant elections are subject to the timing requirements set forth in Section 3.2(b) (Participation Agreement – Timing Requirements) and shall remain in effect until replaced or revised in accordance with Section 3.3 (Revised Participation Agreement).

(d) Savings and Retirement Plan Rollover Deferrals. In addition to the deferrals permitted under subsection (a) above, any Participant that participates at the maximum before-tax percentage contributions under the Savings and Retirement Plan shall be deemed to have elected to defer into this Plan as a Savings and Retirement Plan Rollover Deferral that portion to defer under such Savings and Retirement Plan which could not be deferred on a before-tax basis under any such plan due to any law or regulation, but excluding any amount which was actually deferred into the Savings and Retirement Plan but distributed back to the Participant in a following plan year.

Notwithstanding the foregoing, no Participant shall make any deferrals under this subsection (d) for the 2005 Deferral Period or any later Deferral Period.

4.2 Matching Contributions.

(a) Each Employer shall make a Matching Contribution on behalf of each of its Participants who has elected to make Salary Deferral Contributions or has had any Savings and Retirement Plan Rollover Deferrals pursuant to Section 4.1(d) during the Deferral Period under Section 4.1 (Participant Contributions), and is eligible to receive a matching contribution under the Savings and Retirement Plan, if such Participant is described in subsection (c) below. No Matching Contributions shall be made with respect to Bonus Deferral Contributions. The Matching Contribution shall be credited to each eligible Participant’s Matching Contribution Account as of the year-end Valuation Date or the date of termination.

As provided in Sections 4.1(a), (b) and (d), no Participant shall make deferrals of Salary, Bonus or other compensation earned during the 2005 Deferral Period or any later Deferral Period and, consequently, no Matching Contribution shall be made with respect to Salary, Bonus or other compensation earned during the 2005 Deferral Period or any later Deferral Period.

(b) The Matching Contribution for each eligible Participant shall equal the difference between

(1) the sum of

(A) 50% of the Participant’s contributions to the Savings and Retirement Plan for its plan year coinciding with the Deferral Period, plus

(B) 50% of the Participant’s Salary Deferral Contributions and Savings and Retirement Plan Rollover Deferrals in the Deferral Period, up to the Matching Limit as applied to the Participant’s Salary, less

(C) the Employer’s matching contribution for such Participant under the Savings and Retirement Plan.

(c) A Participant shall be eligible for the Matching Contribution for the Deferral Period, if and only if such Participant makes 401(k) contributions under the Savings and Retirement Plan for the plan year of the Savings and Retirement Plan coinciding with the Deferral Period in an amount equal to the lesser of: (1) the maximum 401(k) contributions permitted under Code Section 402(g), or (2) the maximum 401(k) contributions permitted under the Savings and Retirement Plan.

4.3 Change in Contributions.

(a) Rules. Any and all changes in Deferral Contributions made pursuant to this Section 4.3 shall be made in accordance with rules promulgated by the EDCP Committee.

(b) Salary Deferral Contributions. A Participant may change the amount or percentage of Salary Deferral Contributions under Section 4.1(a) prior to the beginning of any Deferral Period. Any change in the amount or percentage of the Deferral Contribution to be made from any Salary shall be effective with respect to Salary earned on or after the first day of the first full payroll period of the next following Deferral Period.

(c) Bonus Deferral Contributions. A participant may change the amount or percentage of Bonus Deferral Contributions for the current Deferral Period until the last day of the election period described in Section 3.2(b)(2)(B). If the election period described in Section 3.2(b)(2)(B) has ended, any change in the amount or percentage of the Deferral Contribution to be made from any Bonus shall be effective with respect to Bonuses earned in the first Deferral Period immediately following the EDCP Committee’s receipt of such revised Participation Agreement. Notwithstanding the above, the EDCP Committee may, in its discretion, determine that special circumstances exist and permit a Participant to change the amount of his Bonus Deferral Contributions during the Deferral Period, but in no event shall the change in the Bonus Deferral Contributions be made later than the last day of the Deferral period.

(d) Future Participation. A Participant’s election to make no Deferral Contributions to the Plan during one or more Deferral Periods shall not affect his continued participation in the Plan or his ability to resume his Deferral Contributions to the Plan in the future.

4.4 Suspension of Contributions.

(a) Suspension. A Participant may suspend his contributions under Section 4.1 as of the first day of any full payroll period in the Deferral Period, by giving appropriate notice to the EDCP Committee at least 30 days (or such other period specified by the EDCP Committee pursuant to rules of uniform application) prior to the date on which the suspension shall become effective. Any such suspension shall remain in effect for the remainder of the Deferral Period during which the suspension begins and the entire next following Deferral Period.

(b) Resumption of Contributions. A Participant who has suspended his contributions pursuant to paragraph (a) above and who applies to the EDCP Committee in a timely manner shall be entitled to resume his contributions with respect to Compensation earned beginning on the first day of the first full payroll period in the Deferral Period next following the expiration of the suspension as set forth in paragraph (a) above. Any application to resume contributions shall be made in the form of a revised Participation Agreement and shall comply with all procedures promulgated by the EDCP Committee pursuant to Section 3.3 (Revised Participation Agreement).

4.5 Transferred Contributions.

(a) General.

(1) DCP and EDCP Transfers. A Participant may make an irrevocable election, with the consent of the EDCP Committee and in accordance with the procedures promulgated by the EDCP Committee for such purpose, to transfer all or a portion of his accumulated account balance under the EDCP or the DCP to this Plan. Any account balance transfers to this Plan from either the EDCP or the DCP shall include the vested and non-vested portions of the Participant’s account under such Plan. In general, all amounts transferred to this Plan from the EDCP or the DCP shall be subject to all of the terms and provisions of this Plan, including, specifically, the vesting, earnings crediting and payment provisions of this Plan. In general, the elective deferral account balance and the employer matching contribution account balance which are transferred from the EDCP and DCP pursuant to this Section 4.5 shall be allocated among the affected Participant’s Deferral Contribution Account and Matching Contribution Account, respectively. Amounts transferred from the EDCP or the DCP to this Plan pursuant to this Section 4.5 may not be transferred from this Plan to the EDCP or DCP.

(2) Certain Deferred Compensation Agreements. An Employee who has a deferred compensation agreement with Harrah’s Club (which has been succeeded to by Harrah’s Operating Company, Inc. by merger) may, upon written agreement with Harrah’s Operating Company, Inc., transfer the account balance of such deferred compensation agreement including accrued interest to the Plan. Upon such transfer, the transferred amount will be fully vested and shall be subject to all of the terms and provisions of the Plan including, specifically, earnings crediting and payment provisions.

(b) Enhancement Program. During the time period approved by the chief financial officer of the Company, an individual who is a participant in the EDCP may elect to transfer all or a portion of his EDCP Termination Account balance to this Plan pursuant to the requirements of this subsection (b) and have the opportunity to receive an Enhancement Contribution.

(1) Eligibility. This election is only available to an individual participating in the EDCP who (A) is either a Participant or eligible to be a Participant in this Plan, (B) is employed by an Employer at the time of the election and (C) as of the date of his election, will not be eligible for his EDCP Retirement Account under the terms of the EDCP for five or more years.

(2) Transfers. Each individual must elect to transfer to the Plan all of his EDCP Termination Account balance, including all amounts credited towards EDCP Pre-Termination Withdrawals that are not in Pay Status on the date of the election. If the individual has an EDCP Pre-Termination Withdrawal in Pay Status under the EDCP on the date of the election, he must elect to transfer to the Plan all of his EDCP Termination Account balance, including all amounts credited towards EDCP Pre-Termination Withdrawals that are not in Pay Status. However, any amount credited towards an EDCP Pre-Termination Withdrawal that is in Pay Status at the time of the election will remain in the EDCP (subject to the terms of the EDCP) and will not be transferred to this Plan.

(3) Vesting. All amounts transferred from a Participant’s EDCP Termination Account under this subsection (b) will be credited to the Participant’s Deferral Account and will be 100% vested.

No transfer of all or a portion of a Participant’s EDCP Termination Account shall be made after April 1, 2001.

4.6 Discretionary Contributions. With the approval of the EDCP Committee, each Employer, in its sole discretion, may make a Discretionary Contribution on behalf of such Participants as it designates. Enhancement Contributions, which are described in Section 4.7, are Discretionary Contributions. Except as provided in Section 4.7, the amount of the Discretionary Contribution will be determined by the Employer in its sole discretion and approved by the EDCP Committee. Except for Enhancement Contributions, all Discretionary Contributions will be credited to the Discretionary Contribution Account as of the time designated by the Employer or the EDCP Committee. Discretionary Contributions may be subject to additional requirements, including vesting and in-service withdrawal limitations, as established by the Company or the EDCP Committee.

Notwithstanding the foregoing, no Discretionary Contribution shall be made with respect to the 2005 Deferral Period or any later Deferral Period.

4.7 Enhancement Contributions. Participants who make a valid election pursuant to Section 4.5(b) will receive a special Discretionary Contribution called an Enhancement Contribution as provided in this Section. The Enhancement Contribution may be made in two parts, as described below.

(a) Initial Enhancement Contribution.

(1) Eligibility. Each Participant who makes a valid election pursuant to Section 4.5(b) will be credited with an initial Enhancement Contribution.

(2) Timing. The initial Enhancement Contribution, determined as described in subsection (a)(3), will be credited to the Participant’s Deferral Account as of the effective date of the transfer to the Plan of the Participant’s EDCP Termination Account.

(3) Amount. Except as provided below, the initial Enhancement Contribution will be an amount equal to the greatest of:

(A) the Participant’s EDCP Retirement Account balance less his EDCP Termination Account balance, multiplied by two;

(B) 40% of the Participant’s EDCP Termination Account balance, not to exceed $100,000; or

(C) Four times the Participant’s EDCP Termination Account balance, not to exceed $10,000.

For any Participant who has an EDCP Pre-Termination Withdrawal in Pay Status at the time he makes an election pursuant to Section 4.5(b), his initial Enhancement Contribution will equal the product of (i) the greatest figure from (A), (B) and (C) and (ii) a fraction (not to exceed one), the numerator of which is the balance of the Participant’s EDCP Termination Account transferred to the Plan, and the denominator of which is the sum of (I) the balance of the Participant’s EDCP Termination Account transferred to the Plan and (II) the balance of all amounts credited towards a EDCP Pre-Termination Withdrawal that are not transferred to the Plan.

(b) Second Enhancement Contribution.

(1) Eligibility. Each Participant who received an initial Enhancement Contribution as described in subsection (a) and who continues to be employed by, or receives salary continuation payments from, an Employer until the earlier of: (A) the date he attains age 55 and has completed 10 years of service, or (B) the date of a Change of Control, will be credited with a second Enhancement Contribution.

(2) Timing. The second Enhancement Contribution, determined in accordance with subsection (b)(3), will be credited to the Participant’s Deferral Account as of the date described in subsection (b)(1).

(3) Amount. The second Enhancement Contribution will be an amount equal to 50% of the initial Enhancement Contribution credited determined under subsection (a)(3).

(4) Crediting under Harrah’s ESSP II. If a Participant becomes entitled to an Enhancement Contribution (as defined in the Plan) under this Section 4.7(b) on or after the Second Transfer Date, such Enhancement Contribution shall be credited to such Participant’s “Deferral Contribution Account” under the Harrah’s ESSP II (and shall not be credited to such Participant’s Deferral Account under the Plan or the subaccounts thereunder).

(c) Vesting. Each Participant is 100% vested in each of his Enhancement Contributions once made.

4.8 Transfers to Harrah’s ESSP II.

(a) (1) First Amounts to be Transferred. Effective as of January 1, 2005 (the “First Transfer Date”), in the case of a Participant, the amount credited to such Participant’s Matching Contribution Account that is described in subsection (b) shall be transferred from such Matching Contribution Account to such Participant’s “Transferred Harrah’s ESSP Matching Account” (as defined in the Harrah’s ESSP II), as provided in subsection (b).

(2) Second Amounts to be Transferred. Effective as of January 1, 2006 (the “Second Transfer Date”), in the case of a Participant, the amount credited to such Participant’s Deferral Contribution Account that is described in this subsection (c) shall be transferred from such Deferral Contribution Account to such Participant’s “Transferred Harrah’s ESSP Deferral Contribution Account” (as defined in the Harrah’s ESSP II), as provided in subsection (c).

(3) Transferred Amounts. The amounts described in this Section 4.8 include amounts credited to such Participant’s Accounts under the Plan as of December 31, 2004 that were not earned and vested as of December 31, 2004, as adjusted for any earnings credited thereto or any losses debited therefrom under the Plan, and amounts credited under the Plan after December 31, 2004, as adjusted for any earnings credited thereto or any losses debited therefrom under the Plan. The amounts transferred pursuant to this Section 4.8 shall be debited from such Participant’s Accounts under the Plan, and shall be credited to such Participant’s “Transferred Harrah’s ESSP Accounts” (as defined in the Harrah’s ESSP II), effective as of the First Transfer Date or the Second Transfer Date, as applicable.

(4) [Reserved]

(b) Harrah’s ESSP Matching Contributions. In the event that all or any portion of a Participant’s Matching Contribution Account (as defined in the Plan) was not fully vested as of December 31, 2004 under the Plan, the portion of the total balance in such Participant’s Matching Contribution Account that was not vested as of December 31, 2004 under the Plan, as adjusted for any earnings credited thereto or any losses debited therefrom under the Plan, shall be transferred from such Participant’s Matching Contribution Account to such Participant’s “Transferred Harrah’s ESSP Matching Contribution Account” (as defined in the Harrah’s ESSP II), effective as of the First Transfer Date. The portion of the balance in such Participant’s Matching Contribution Account that was vested as of December 31, 2004, as adjusted for any earnings credited thereto or any losses debited therefrom under the Plan, shall not be transferred and shall remain credited to such Participant’s Matching Contribution Account. Effective as of the First Transfer Date, the portion of the balance in such Participant’s Matching Contribution Account that was vested as of December 31, 2004, as adjusted for any earnings credited thereto or any losses debited therefrom under the Plan, which is not transferred and remains credited to such Participant’s Matching Contribution Account, shall be fully vested.

(c) Harrah’s ESSP Bonus Deferral Contributions. The Participant’s Bonus (as defined in the Plan) earned by such Participant during the 2004 Deferral Period (as defined in the Plan), and otherwise payable after December 31, 2004, and deferred by such Participant in accordance with Section 4.1(b) of the Plan, as adjusted for any earnings credited thereto or any losses debited therefrom under the Plan, shall be transferred from such Participant’s Deferral Contribution Account to such Participant’s “Transferred Harrah’s ESSP Deferral Contribution Account” (as defined in the Harrah’s ESSP II), effective as of the Second Transfer Date.

ARTICLE FIVE

WITHDRAWALS

5.1 Unforeseeable Emergency Withdrawals.

(a) General.

(1) A Participant may elect to receive a withdrawal from his or her Accounts upon the occurrence of an Unforeseeable Emergency, as determined by the EDCP Committee in its sole discretion, as provided herein, on or after January 1, 2008. Such Participant may elect to receive a withdrawal by completing and delivering an election with the EDCP Committee in accordance with the uniform procedures promulgated by the EDCP Committee.

(2) The election to receive a withdrawal upon the occurrence of an Unforeseeable Emergency by a Participant who is entitled to a distribution under Article Eight (Distribution Elections; Payment of Benefits) shall override the distribution election in effect for such Participant under Article Eight with respect to the amount to be withdrawn, both as to form of payment and timing of payment. If installment payments to such Participant have begun at the time an election for a withdrawal upon the occurrence of an Unforeseeable Emergency is made, the election shall apply only with respect to the unpaid balance of such Participant’s Accounts.

(3) The amount to be distributed to a Participant who elects a withdrawal upon the occurrence of an Unforeseeable Emergency shall not exceed the amounts reasonably necessary to satisfy such Unforeseeable Emergency (and shall include amounts necessary to pay federal, state, local or foreign taxes and penalties reasonably anticipated as a result of the withdrawal), after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation through insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), as determined by the EDCP Committee in accordance with Section 409A(a)(2)(B)(ii)(II) of the Code and the Treasury Regulation Section 1.409A-3(i)(3)(ii).

(4) For purposes of this Section 5.1, “Unforeseeable Emergency” with respect to a Participant shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, or the Participant’s spouse, Beneficiary or dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the EDCP Committee in accordance with Section 409A(a)(2)(B)(ii)(I) of the Code and the Treasury Regulation Section 1.409A-3(i)(3)(i).

(5) For purposes of determining the amount to be distributed to such Participant, the Participant’s Accounts shall be valued as of the Valuation Date immediately preceding the date the withdrawal election is approved by the EDCP Committee. The amount to be distributed to a Participant who elects a withdrawal upon the occurrence of an Unforeseeable Emergency shall not exceed such Participant’s vested interest in his or her Accounts. The Participant’s vested interest in his or her Matching Contribution Account and Discretionary Contribution Account shall be determined as of the Valuation Date immediately preceding the date the withdrawal election is approved by the EDCP Committee.

(6) The amount to be distributed to the Participant pursuant to such Participant’s election to receive a withdrawal upon the occurrence of Unforeseeable Emergency shall be paid in a lump sum payment within sixty (60) days following the approval of the Participant’s withdrawal election by the EDCP Committee.

(b) [Reserved]

5.2 Account Adjustments. A Participant’s withdrawal upon the occurrence of Unforeseeable Emergency shall be charged on a pro rata basis to the Participant’s vested interests in the subaccounts in such Participant’s Accounts.

5.3 [Reserved]

5.4 In-Service Withdrawals for EDCP Transfers.

(a) Election. This Section 5.4 applies only to those individuals who make a valid election pursuant to Section 4.5(b), and who, prior to April 1, 2001, elected an EDCP Pre-Termination Withdrawal under the EDCP that is not in Pay Status as of the date of his election under Section 4.5(b). At the time such individuals elect to transfer their EDCP Termination Account to the Plan pursuant to Section 4.5(b), they may make a one-time, irrevocable election to have all the amounts that were credited on their behalf for purposes of an EDCP Pre-Termination Withdrawal under the EDCP either (i) credited to the Participant’s Deferral Contribution Account under this Plan and distributed pursuant to Section 8.1 or (ii) credited to the Participant’s In-Service Withdrawal Account under this Plan and distributed pursuant to subsection (b).

If no valid election is made with respect to this issue, the amount credited under the EDCP on behalf of a Participant’s EDCP Pre-Termination Withdrawal will automatically be credited to the Participant’s Deferral Contribution Account.

No elections shall be made under this Section 5.4 on or after April 1, 2001.

(b) In-Service Withdrawals. The balance credited to an In-Service Withdrawal Account pursuant to the election described in subsection (a) will be deemed to be invested in accordance with Sections 6.3, 6.4 and 6.5. Except as provided in subsection (c), payments to the Participant from the In-Service Withdrawal Account will commence in the same year as payments to the Participant were scheduled to commence from the EDCP as an EDCP Pre-Termination Withdrawal and will be made in four annual installments. In each of the four years, the amount of the installment will equal a specified percentage of the remaining balance of the In-Service Withdrawal Account as of the Valuation Date immediately preceding each date of payment. The applicable percentages are as follows:

Year	Percentage of the In-Service Withdrawal Account
1	25%
2	33 1/3%
3	50%
4	100%

(c) Termination before Full Payment. Notwithstanding anything to the contrary in subsection (b), if any Participant with an In-Service Withdrawal Account established under this Section 5.4 dies or has a Separation from Service before all four installments have been paid, the remaining balance of his In-Service Withdrawal Account will be paid in accordance with Article Eight.

ARTICLE SIX

CREDITING OF CONTRIBUTIONS AND INCOME

6.1 Account Allocations. All Deferral Contributions, Enhancement Contributions and transfers of EDCP Termination Account balances made pursuant to Section 4.5(b) will be credited to the Participants’ Deferral Contribution Account. All Matching Contributions will be credited to the Participants’ Matching Contribution Accounts, and all Discretionary Contributions, other than Enhancement Contributions, will be credited to the Participants’ Discretionary Contribution Accounts. All credits and charges to all Participants’ Accounts shall be done in accordance with the policies and procedures of the EDCP Committee. All transfers to payments from and charges against an Account shall be charged against the Account as of the Valuation Date on which the transaction occurs. The Accounts are bookkeeping accounts only, and the EDCP Committee is not in any way obligated to segregate assets for the benefit of any Participant.

6.2 Subaccounts. The EDCP Committee may divide any Account into such subaccounts as it deems necessary and desirable.

6.3 Hypothetical Investment Funds. The EDCP Investment Committee shall establish a series of hypothetical Investment Funds for use pursuant to this Article Six.

6.4 Investment Direction. A Participant will direct the hypothetical investment of his Deferral Contribution Account, Matching Contribution Account, and Discretionary Contribution Account among the Investment Funds in the manner (including, but not limited to, writing, electronic, internet, intranet, voice response or telephonic) established by the EDCP Committee. The Participant’s Deferral Contribution Account, Matching Contribution Account and Discretionary Contribution Account shall not be invested in the Investment Funds, but the value of the Participant’s Accounts shall be measured by the performance of the Investment Funds selected. Any and all changes to a Participant’s Investment Fund allocation shall be made in accordance with the uniform procedures of the EDCP Committee, which shall permit changes in Investment Fund allocations on a quarterly or more frequent basis. Notwithstanding the foregoing provisions of this Section 6.4, the EDCP Investment Committee may retain the overriding discretion regarding the Participant’s selection of Investment Funds under this Section 6.4. If a Participant fails to direct the hypothetical investment of his Accounts in the manner established by the EDCP Committee, the Participant will be deemed to have selected the default hypothetical Investment Fund(s) selected by the EDCP Investment Committee for such purpose, in the discretion of the EDCP Committee and in accordance with its uniform policies and procedures.

6.5 Rate of Return. Participant Accounts shall be adjusted on each Valuation Date to reflect investment gains and losses as if the Accounts were invested in the hypothetical Investment Funds selected by the Participants in accordance with Section 6.4 (Investment Direction) and charged with any and all reasonable expenses related to the administration of the Plan including, but not limited to, the reasonable expenses of carrying out the hypothetical investment directions related to each Account. The earnings and losses allocated to any Account shall be allocated among the subaccounts of that Account in the same manner. The earnings and losses determined by the EDCP Investment Committee in good faith and in its discretion pursuant to this Article Six shall be binding and conclusive on the Participant, the Participant’s Beneficiary and all parties claiming through them.

6.6 Application to Beneficiaries. The provisions of this Article Six shall also apply to the Beneficiaries of a deceased Participant.

6.7 EDCP Investment Committee.

(a) Membership. The EDCP Investment Committee shall be appointed by action of the HRC. The EDCP Investment Committee members shall serve without compensation but shall be reimbursed for all expenses by the Company. The EDCP Investment Committee shall conduct itself in accordance with the provisions of this Section. The members of the EDCP Investment Committee may resign with thirty (30) days notice in writing to the Company and may be removed immediately at any time by written notice from the HRC. The EDCP Investment Committee may have duties with respect to other plans of the Company that are similar or identical to its duties under the Plan.

(b) Appointment of Agents. The EDCP Investment Committee may appoint such other agents, who need not be members of the EDCP Investment Committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the EDCP Investment Committee may deem expedient or appropriate. The compensation of any agents who are not employees of the Company shall be fixed by the committee within any limitations set by the HRC.

(c) Majority Vote. On all matters, questions and decisions, the action of the EDCP Investment Committee shall be determined by a majority vote of its members. They may meet informally or take any ordinary action without the necessity of meeting as a group. All instruments executed by the EDCP Investment Committee shall be executed by a majority of its members or by any member of the EDCP Investment Committee designated to act on its behalf.

(d) Allocation of Responsibilities. The EDCP Investment Committee may allocate responsibilities among its members or designate other persons to act on its behalf. Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the EDCP Investment Committee.

(e) Indemnification. The Company shall indemnify and hold harmless the members of the EDCP Investment Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the EDCP Investment Committee, except in the case of gross negligence or willful misconduct.

ARTICLE SEVEN

VESTING

7.1 Vesting of Benefits.

(a) Deferral Contributions. Each Participant shall at all times have a fully vested interest in his Deferral Contribution Account, and a Participant’s rights and interest therein shall not be forfeitable for any reason.

(b) Matching Contributions.

(1) Full Vesting. Each Participant shall have a fully vested interest in his Matching Contribution Account on and after the first to occur of the following events:

(A) The Participant’s attainment of age 60;

(B) The Participant’s date of death;

(C) The Participant’s Disability;

(D) A Change of Control;

(E) Termination of the Plan; or

(F) The completion of five Years of Vesting Service.

(2) Vesting Schedule. If a Participant terminates service with an Employer at a time when the Participant does not have a fully vested interest in his Matching Contribution Account, the Participant’s vested interest shall be determined in accordance with the applicable vesting schedule for matching contributions in effect under the Savings and Retirement Plan. As of the Effective Date, this schedule is as follows:

Completed Years of Vested Service	Percentage Vested
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

(3) A Participant’s vested interest in his Matching Contribution Account shall be determined as of the Valuation Date immediately preceding the first distribution to the Participant from his Matching Contribution Account following his termination of employment. Any portion of a Participant’s Accounts which is not vested shall be forfeited in the first Deferral Period in which the Participant or his Beneficiary receives a distribution from this Plan under Article Eight.

(c) Discretionary Contributions. Except as provided by the Employer or EDCP Committee at the time a Discretionary Contribution is made or by Section 4.7, each Participant will vest in his Discretionary Contribution Account in the same manner he vests in his Matching Contribution Account. A Participant’s vested interest in his Discretionary Contribution Account shall be determined as of the Valuation Date immediately preceding the first distribution to the Participant from his Discretionary Contribution Account following his termination of employment. Any portion of a Participant’s Accounts which is not vested shall be forfeited in the first Deferral Period in which the Participant receives a distribution from this Plan.

7.2 Changes in Vesting Schedule. In the event that an amendment to this Plan or the Savings and Retirement Plan directly or indirectly changes the vesting provisions of Section 7.1 (Vesting of Benefits), the vested percentage for each Participant in his benefit accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment.

ARTICLE EIGHT

PAYMENT OF BENEFITS

8.1 Time of Payment

(a) (1) Except as provided in Article Five and Section 8.7, no distributions will be made to a Participant prior to the Participant’s death or Separation from Service.

(2) A Disabled Participant shall continue to participate in the Plan until such time as the Participant has a Separation from Service or the Participant dies.

(3) Following the Participant’s Separation from Service, distributions shall be made or commence within sixty (60) days following the end of the month in which the Participant’s Separation from Service occurs; provided, however, that, in the case of a Participant who is a Specified Employee as of the date of such Participant’s Separation from Service, the distributions of such Participant’s Accounts shall be made or commence on the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-3(i)(2). If benefits are being paid pursuant to this Plan following the death of a Participant, distributions will be made or commence as of the January 1 next following the date of the Participant’s death.

(b) If a Participant’s Accounts are to be distributed in the form of monthly installment payments, and such Participant is a Specified Employee as of the date of such Participant’s Separation from Service, the monthly installment payments that otherwise would be made to such Participant prior to the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) shall be accumulated such Participant’s Accounts and paid commencing on such date in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-3(i)(2), as adjusted to reflect the rate of return on the hypothetical Investment Funds selected by the Participant in accordance with Section 6.4. Such Participant’s Accounts shall be distributed in installment payments, commencing on the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death), over the installment payment period designated under the Separation from Service Election for such Participant’s Accounts.

8.2 Method of Payments.

(a) Payments.

(1) A Participant may elect to receive distributions from his Accounts in either a cash lump sum, or in monthly cash installment payments over a period certain not exceeding 15 years. A Participant’s distribution election form will only be respected if the method of payment has been elected by the Participant in his initial Participation Agreement or in any revised Participation Agreement that was in effect under Section 3.3. If the Participant has not made a valid distribution election, the Participant’s Accounts will be distributed in one lump sum.

(2) Upon a Participant’s death, payments shall be made to his Beneficiary in accordance with the Participant’s distribution election under subsection (a)(1) above. If payments to the Participant have already commenced at the time of his death, payments will continue to the Beneficiary in the same manner.

(3) Except as provided in Sections 5.1, 8.7 and 8.8, a Participant’s distribution elections as of August 3, 2007 are irrevocable and cannot be amended.

(b) Installment Payments.

(1) In the event a Participant and elects distribution in the form of installment payments, the amount of each monthly installment in any calendar year for the distribution of the subaccounts in a Participant’s Accounts shall be calculated as follows. The amount of the monthly installment shall be determined before the first installment is paid and on each January 1st in all subsequent calendar years. The amount of each monthly installment for such calendar year shall be determined by dividing: (A) the number of remaining monthly installments into (B) the Participant’s vested balance in the subaccounts in the Participant’s Accounts for such Deferral Period, determined as of the last Valuation Date of the prior month. A Participant’s last installment payment shall be adjusted as needed to reflect investment gains or losses. If the total of the vested balance in the Participant’s Accounts (and the vested balances in the Participant’s accounts in all other agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2)), determined as of any date that is on or after January 1, 2008 and on or after monthly installment payments commence, is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code, such vested balance in the Participant’s Accounts (and the vested balances in such other agreements, methods, programs and arrangements) shall be paid to the Participant in a lump sum payment not later than sixty (60) days after such date in accordance with Treasury Regulation Section 1.409A-3(j)(4)(v).

(2) If installment payments are made, the provisions of Sections 6.3, 6.4 and 6.5 will continue to apply to the unpaid balance.

(c) Special Rule for Certain EDCP Transfers.

(1) Existing Participants. Notwithstanding subsection (a), an individual who is already a Participant who made a valid election pursuant to Section 4.5(b) may, at the time of such election, submit a new distribution election form. This distribution election form will become effective as of January 1, 2002 unless the Participant’s employment with the Company and all Affiliates terminates after the distribution form election is submitted and before January 1, 2002, due to (A) the Participant’s death; (B) the Participant’s Disability or (C) action taken by the Company or the Participant’s Employer. If any of these events occurs, the Participant’s distribution election form will be respected in 2001. If the Participant voluntarily terminates employment or retires before January 1, 2002, then the new distribution election form will not take effect, and the distribution will be determined by the Participant’s previous valid distribution election form, if any. If none, the distribution will be made in a lump sum. The EDCP Committee will, in its sole discretion, determine if any Participant’s employment terminates due to action taken by the Company or an Employer. For purposes of this subsection, a Participant who is receiving salary continuation payments from an Employer will be deemed to be employed.

No new distribution elections shall be made under this subsection (c)(1) after January 1, 2002.

(2) New Participants. An individual who makes a valid election pursuant to Section 4.5(b) and thereby becomes a Participant will submit an initial distribution election form that will be effective as of the date it is made.

No new distribution elections shall be made under this subsection (c)(2) after January 1, 2002.

8.3 Beneficiary Designations.

(a) General. In the event of the death of the Participant, the Participant’s vested interest in his Accounts shall be paid to the Participant’s Beneficiary as described in Section 8.1(a)(2). Each Participant shall have the right to designate, in the manner specified by the EDCP Committee, a Beneficiary or Beneficiaries to receive his benefits hereunder in the event of the Participant’s death.

(b) Spousal Consent Requirements. If the Participant is married at the time the Beneficiary designation is filed, the Participant must designate his spouse as the Beneficiary of at least 50% of the Participant’s Account or provide the spouse’s consent to the designation of a Beneficiary other than the spouse. If a Participant marries or divorces after a Beneficiary designation is filed, the designation will no longer be effective.

(c) Revised Designations. Subject to the spousal consent requirements noted above, each Participant may change his Beneficiary designation from time to time in the manner described above. Upon receipt of such designation by the EDCP Committee, such designation or change of designation shall become effective as of the date of the notice, whether or not the Participant is living at the time the notice is received. There shall be no liability on the part of the Employer, the EDCP Committee or the Trustee with respect to any payment authorized by the EDCP Committee in accordance with the most recent Beneficiary designation of the Participant in the possession of the EDCP Committee before the EDCP Committee receives a more recent Beneficiary designation.

(d) Deemed Beneficiary Designations. If no designated Beneficiary is living when benefits become payable, or if there is no designated Beneficiary, the Beneficiary shall be the Participant’s spouse. If there is no living spouse, the Beneficiary shall be the Participant’s estate. If the designated Beneficiary dies after the payment of benefits begin, then the Beneficiary for the remainder of the benefits payable shall be the estate of the Beneficiary.

8.4 Prohibition on Acceleration of Distributions. The time or schedule of payment of any withdrawal or distribution under the Plan shall not be subject to acceleration, except as provided under Treasury Regulations promulgated in accordance with Section 409A(a)(3) of the Code, or as provided in Sections 8.7 and 8.8 in accordance with the transitional relief under Internal Revenue Service Notice 2005-1 Q/A-19(c), the Proposed Regulations under Section 409A of the Code and Internal Revenue Service Notice 2006-79.

8.5 Withholding and Payroll Taxes. The Employer shall withhold from Plan payments any taxes required to be withheld from such payments under federal, state or local law. Any withholding of taxes or other amounts required by federal, state or local law with respect to amounts credited to Participant Accounts including, but not limited to, tax due under the Federal Insurance Contributions Act, shall be withheld, to the maximum extent possible, from the portion of the Participant’s Salary or Bonus that is not contributed to this Plan. Any withholding amounts that cannot be withheld in accordance with the preceding sentence shall be withheld from the Participant’s Deferral Contributions.

8.6 [Reserved]

8.7 Special Lump Sum Distribution.

(a) Subject to Section 8.9, a Participant, or a Beneficiary of a deceased Participant, may elect to receive a special lump sum distribution from such Participant’s or Beneficiary’s Accounts on June 1, 2008 (or within thirty (30) days thereafter) in accordance with this Section 8.7. A Participant’s or Beneficiary’s special lump sum distribution shall be made only from the Accounts in which such Participant or Beneficiary has a fully vested interest, determined as of the last day of the Special Distribution Election Period. The special lump sum distribution shall be in the amount equal to the Participant’s or Beneficiary’s designated percentage of the Participant’s or Beneficiary’s interest in such Accounts, and such designated percentage of the Account shall be credited to a special subaccount of such Account. Such special lump sum distribution shall be made proportionately from such Participant’s or Beneficiary’s Accounts (and the subaccounts thereunder) and shall apply only to amounts that would not otherwise be payable before January 1, 2008.

(b) A Participant, or a Beneficiary of a deceased Participant, shall elect to receive a special lump sum distribution under subsection (a) by completing and delivering a Special Lump Sum Distribution Agreement in accordance with the rules and procedures adopted by the EDCP Committee for such purpose. Such Participant or Beneficiary shall designate the whole percentage (up to a maximum of 100%) of such Participant’s or Beneficiary’s interest in his or her Accounts to be distributed in such special lump sum distribution. Such Participant or Beneficiary must complete and deliver such Special Lump Sum Distribution Agreement not later than the last day of the Special Distribution Election Period, and such Participant’s or Beneficiary’s Special Lump Sum Distribution Agreement shall become irrevocable as of the last day of the Special Distribution Election Period. Such special lump sum distribution election shall supersede such Participant’s prior distribution election with respect to the portion of such Participant’s Accounts subject to such special lump sum distribution election, except as provided in Section 8.9.

(c) Special distribution elections under this Section 8.7 shall be subject to such administrative rules, procedures and restrictions as are prescribed by the EDCP Committee in its discretion. No election may be made under this Section 8.7 after the last day of the Special Distribution Election Period.

8.8 Special Distribution Elections.

(a) Subject to Section 8.9, a Participant may elect in accordance with this Section 8.8 to make a special Separation from Service Election, or a special Distribution Year Election, with respect to any Deferral Period ending on or before December 31, 2007. Such special Separation from Service Election or special Distribution Year Election shall apply to the portion of the Participant’s Accounts attributable to compensation amounts deferred during such Deferral Period.

(1) Special Separation from Service Elections. A special Separation from Service Election under this Section 8.8 with respect to a Deferral Period shall provide for the distribution of the subaccounts of such Participant’s Accounts for such Deferral Period upon such Participant’s Separation from Service and shall be in a form of distribution selected by the Participant in such Participant’s Special Distribution Election Agreement. Such Participant may select distribution in the form of a lump sum payment, or monthly installment payments over a period of years. If such Participant selects distribution in the form of monthly installment payments, such Participant shall designate the period of years (which shall be not less than one and not more than fifteen (15)) over which such monthly installment payments shall be made; provided, however, that such installment period shall not extend beyond fifteen (15) years following such Participant’s Separation from Service. If such Participant makes a special Separation from Service Election under this Section 8.8 and fails to select a form of distribution for purposes of distributions from the subaccounts of such Participant’s Accounts for a Deferral Period, such distributions shall be made in a lump sum payment. A Participant may not change his or her special Separation from Service Election under this Section 8.8 with respect to a Deferral Period, or the form of distribution of the subaccounts of such Participant’s Accounts for such Deferral Period.

(2) Special Distribution Year Elections. A special Distribution Year Election under this Section 8.8 with respect to a Deferral Period shall provide for the distribution of the subaccounts of such Participant’s Accounts for such Deferral Period upon the earlier of the first day of the Distribution Year (as selected by the Participant), or the Participant’s Separation from Service. Such Participant shall select the Distribution Year for purposes of distributions from the subaccounts of such Participant’s Accounts for such Deferral Period. The Distribution Year shall be not earlier than the 2009 calendar year, and shall not be later than the 2027 calendar year. The distribution of the subaccounts of such Participant’s Accounts for such Deferral Period shall be made in a lump sum payment. A Participant may not change such Participant’s special Distribution Year Election with respect to a Deferral Period.

(3) Separate Elections. A Participant may make a separate special Separation of Service Election or special Distribution Year Election with respect to each Deferral Period.

(4) Time of Payment.

(A) A Participant’s Accounts shall be distributed in accordance with the special Separation from Service Election or special Distribution Year Election for the subaccounts of such Participant’s Accounts for each Deferral Period.

(B) The distributions from the subaccounts of a Participant’s Accounts for a Deferral Period shall be made or commence upon the earliest of:

(I) the first day of the Distribution Year (if any) selected by such Participant (in the case of subaccounts subject to such Participant’s Distribution Year Election), or

(II) the Participant’s Separation from Service; or

(III) the Participant’s death;

provided, however, that, in the case of a Participant who is a Specified Employee as of the date of such Participant’s Separation from Service, the distributions of the subaccounts of such Participant’s Accounts for such Deferral Period upon such Participant’s Separation from Service shall be made or commence on the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) in accordance with Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulation Section 1.409A-3(i)(2).

(C) If the subaccounts of a Participant’s Accounts for any Deferral Period are to be distributed in the form of monthly installment payments, and such Participant is a Specified Employee as of the date of such Participant’s Separation from Service, the monthly installment payments that otherwise would be made to such Participant prior to the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) shall be accumulated in the subaccounts of such Participant’s Accounts for such Deferral Period and paid commencing on such date in accordance with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulation Section 1.409A-3(i)(2), as adjusted to reflect the rate of return on the hypothetical Investment Funds selected by the Participant in accordance with Section 6.4. The subaccounts of such Participant’s Accounts for such Deferral Period shall be distributed in installment payments, commencing on the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death), over the installment payment period designated under the Separation from Service Election for the subaccounts of such Participant’s Accounts for the Deferral Period.

(5) Form of Payments.

(A) Separation from Service Election Payments. In the event a Participant made a special Separation from Service Election with respect to a Deferral Period, the distribution from the subaccounts in such Participant’s Accounts for such Deferral Period shall be made in a lump sum payment, or in monthly installment payments, in accordance with Section 8.8(a)(1).

(B) Distribution Year Election Payment. In the event a Participant made a special Distribution Year Election with respect to a Deferral Period, the distribution from the subaccounts in such Participant’s Accounts for such Deferral Period shall be made to such Participant in a lump sum payment. Such lump sum payment shall be made not later than sixty (60) days after the date determined under Section 8.8(a)(4).

(6) Definition of Distribution Year. For purposes of this Section 8.8, “Distribution Year” means the calendar year selected by a Participant for purposes of distributions from the subaccounts of such Participant’s Accounts for a Deferral Period.

(7) Installment Payments.

(A) In the event a Participant makes a special Separation from Service Election, and elects distribution in the form of installment payments, the amount of each monthly installment in any calendar year for the distribution of the subaccounts in a Participant’s Accounts for a Deferral Period shall be calculated as follows. The amount of the monthly installment shall be determined before the first installment is paid and on each January 1st in all subsequent calendar year. The amount of each monthly installment for such calendar year shall be determined by dividing: (A) the number of remaining monthly installments into (B) the Participant’s vested balance in the subaccounts in the Participant’s Accounts for such Deferral Period, determined as of the last Valuation Date of the prior month. A Participant’s last installment payment shall be adjusted as needed to reflect investment gains or losses. If the total of the vested balance in the Participant’s Accounts (and the vested balances in the Participant’s accounts in all other agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2)), determined as of any date that is on or after January 1, 2008 and on or after monthly installment payments commence, is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code, such vested balance in the Participant’s Accounts (and the vested balances in such other agreements, methods, programs and arrangements) shall be paid to the Participant in a lump sum payment not later than sixty (60) days after such date in accordance with Treasury Regulation Section 1.409A-3(j)(4)(v).

(B) If installment payments are made, the provisions of Sections 6.3, 6.4 and 6.5 shall continue to apply to the unpaid interest in the relevant subaccounts.

(b) If a Participant elects to make a special Separation from Service Election, or a special Distribution Year Election, with respect to a Deferral Period under this Section 8.8, such special Separation from Service Election or special Distribution Year Election shall apply to the subaccounts of such Participant’s Accounts for such Deferral Period and shall apply only to amounts that would not otherwise be payable before January 1, 2008 or payable in accordance with a special lump sum distribution election under Section 8.7.

(c) A Participant shall make a special Separation from Service Election or a special Distribution Year Election, with respect to a Deferral Period under subsection (a) by completing and delivering a Special Distribution Election Agreement in accordance with rules and procedures adopted by the EDCP Committee for such purpose. Such Participant must complete and deliver such Special Distribution Election Agreement not later than the last day of the Special Distribution Election Period, and such Participant’s Special Distribution Election Agreement shall become irrevocable as of the last day of the Special Distribution Election Period. Such special Separation from Service Election, or special Distribution Year Election, shall supersede such Participant’s prior distribution election with respect to the portion of such Participant’s Accounts subject to such special Separation from Service Election or special Distribution Year Election, except as provided in Section 8.9.

(d) Special Separation from Service Elections and special Distribution Year Elections under this Section 8.8 shall be subject to such administrative rules, procedures and restrictions as are prescribed by the EDCP Committee in its discretion. No election may be made under this Section 8.8 after the last day of the Special Distribution Election Period.

8.9 Compliance with Section 409A of the Code.

(a) The Plan shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations thereunder (subject to the transitional relief under Internal Revenue Service Notice 2005-1, the Proposed Regulations under Section 409A of the Code and other applicable authority issued by the Internal Revenue Service).

(b) As provided in Internal Revenue Notice 2006-79, notwithstanding any other provision of the Plan, with respect to an election or amendment to change a time and form of payment under the Plan made on or after January 1, 2007 and on or before December 31, 2007, the election or amendment shall apply only to amounts that would not otherwise be payable in 2007 and shall not cause an amount to be paid in 2007 that would not otherwise be payable in 2007.

ARTICLE NINE

ADMINISTRATION OF THE PLAN

9.1 Adoption of Trust. The Company shall enter into a Trust Agreement with the Trustee, which Trust Agreement shall form a part of this Plan and is hereby incorporated herein by reference.

9.2 Powers of the EDCP Committee.

(a) Named Fiduciary. The EDCP Committee is the named fiduciary with respect to the administration of the Plan.

(b) General Powers Of The EDCP Committee. The EDCP Committee shall have the power and discretion to perform the administrative duties described in this Plan or required for proper administration of the Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the EDCP Committee shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all questions and disputes arising under this Plan. The EDCP Committee shall determine, in its discretion, the service credited to the Participants, the status and rights of a Participant, and the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant. The decision or action of the EDCP Committee in respect of any question arising under or in connection with the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having an interest in the Plan.

(c) Distributions. Except as is otherwise provided hereunder, the EDCP Committee shall determine the manner and time of payment of benefits under this Plan. All benefit disbursements by the Trustee shall be made upon the instructions of the EDCP Committee.

(d) Decisions Conclusive. The decision of the EDCP Committee upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

(e) Reporting. The EDCP Committee shall file all reports and forms lawfully required to be filed by the EDCP Committee and shall distribute any forms, reports or statements to be distributed to Participants and others.

(f) Trust Fund. The EDCP Committee shall keep itself advised with respect to the funded status and investment of the Trust Fund.

9.3 Creation of Committee. The EDCP Committee shall be appointed by the Chief Executive Officer of the Company. The EDCP Committee must consist of at least three members. The EDCP Committee members shall serve without compensation but shall be reimbursed for all expenses by the Company. The EDCP Committee shall conduct itself in accordance with the provisions of this Article Nine. The members of the EDCP Committee may resign with thirty (30) days notice in writing to the Company and may be removed immediately at any time by written notice from the Company. The EDCP Committee may have duties with respect to other plans of the Company that are or identical to its duties under the Plan.

9.4 Appointment of Agents. The EDCP Committee may appoint such other agents, who need not be members of the EDCP Committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the EDCP Committee may deem expedient or appropriate. The compensation of any agents who are not employees of the Company shall be fixed by the committee within any limitations set by the HRC.

9.5 Majority Vote and Execution of Instruments. In all matters, questions and decisions, the action of the EDCP Committee shall be determined by a majority vote of its members. They may meet informally or take any ordinary action without the necessity of meeting as a group. All instruments executed by the EDCP Committee shall be executed by a majority of its members or by any member of the EDCP Committee designated to act on its behalf.

9.6 Allocation of Responsibilities. The EDCP Committee may allocate responsibilities among its members or designate other persons to act on its behalf. Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the EDCP Committee.

9.7 Conflict of Interest. No member of the EDCP Committee who is a Participant shall take any part in any action in connection with his participation as an individual. Such action shall be voted or decided by the remaining members of the EDCP Committee.

9.8 Indemnification. The Company shall indemnify and hold harmless the members of the EDCP Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the EDCP Committee, except in the case of gross negligence or willful misconduct.

9.9 Action taken by Employer. Any action to be taken by an Employer shall be taken by resolution adopted by its board of directors or appropriate board committee; provided, however, that by resolution, the board of directors or appropriate board committee may delegate to any committee of the board or any officer of the Employer the authority to take any actions under this Plan, other than the power to determine the basis of Employer contributions.

9.10 Fiduciary Authority. All delegations of fiduciary responsibility set forth in this document regarding the determination of benefits and the interpretation of the terms of the Plan confer discretionary authority upon the named fiduciary.

9.11 Participant Statements. The EDCP Committee shall provide a statement of Plan Accounts to each Participant and Beneficiary on a quarterly or more frequent basis, as determined by the EDCP Committee in its discretion. Such statement of Plan Accounts shall reflect the amounts allocated to each Account maintained for the Participant, the Participant’s vested interest in his Accounts, any distributions, withdrawals or expenses charged against the Participant’s Account, the hypothetical investment earnings and losses on the Participant’s Account, and any other information deemed appropriate by the EDCP Committee.

ARTICLE TEN

CLAIM REVIEW PROCEDURE

10.1 General. In the event that a Participant or Beneficiary (the “claimant”) is denied a claim for benefits under this Plan, the EDCP Committee shall provide to the claimant written notice of the denial which shall set forth:

(a) The specific reason or reasons for the denial;

(b) Specific references to pertinent Plan provisions on which the EDCP Committee based its denial;

(c) A description of any additional material or information needed for the claimant to perfect the claim and an explanation of why the material or information is needed;

(d) A statement that the claimant may:

(1) Request a review upon written application to the EDCP Committee;

(2) Review pertinent Plan documents; and

(3) Submit issues and comments in writing; and

(e) That any appeal the claimant wishes to make of the adverse determination must be in writing to the EDCP Committee within 60 days after receipt of the EDCP Committee’s notice of denial of benefits. The EDCP Committee’s notice must further advise the claimant that his failure to appeal the action to the EDCP Committee in writing within the 60 day period will render the EDCP Committee’s determination final, binding, and conclusive.

10.2 Appeals.

(a) If the claimant should appeal to the EDCP Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The EDCP Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The EDCP Committee shall advise the claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the EDCP Committee render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

(b) If, upon appeal, the EDCP Committee shall grant the relief requested by the claimant, then, in addition, the EDCP Committee shall award to the claimant reasonable fees and expenses of counsel, or any other duly authorized representative of claimant, which shall be paid by the Company. The determination as to whether such fees and expenses are reasonable shall be made by the Company in its sole and absolute discretion and such determination shall be binding and conclusive on all parties.

10.3 Notice of Denials. The EDCP Committee’s notice of denial of benefits shall identify the address to which the claimant may forward his appeal.

ARTICLE ELEVEN

LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY

INCOMPETENT DISTRIBUTEE

11.1 Anti-Alienation Clause. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent as may be required by law. The benefits provided by this Plan are not subject to the qualified domestic relations order provisions of ERISA or the Code.

11.2 Permitted Arrangements. Section 11.1 (Anti-Alienation Clause) shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation).

11.3 Payment to Minor or Incompetent. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined by the EDCP Committee to be incompetent, the EDCP Committee need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.

ARTICLE TWELVE

AMENDMENT, MERGER AND TERMINATION

12.1 Amendment.

(a) The Company shall have the right at any time, by an instrument in writing duly executed, acknowledged and delivered to the EDCP Committee, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively (including, without limitation, to comply with Sections 409A(a)(2), (3) and (4) of the Code and the Treasury Regulations and applicable guidance thereunder). Additionally, the EDCP Committee shall also have the right to modify, alter or amend the Plan by written instrument provided that such amendment does not have a material adverse financial effect on the Company or the Plan. No amendment shall substantially increase the duties and liabilities of the EDCP Committee and the Trustee hereunder without its written consent. No amendment shall reduce any Participant’s vested interest in the Plan, calculated as of the date on which the amendment is adopted.

(b) Any Affiliate or other entity adopting this Plan hereby delegates the authority to amend the Plan to the Company and the EDCP Committee. If the Plan is amended after it is adopted by an Affiliate, unless otherwise expressly provided, it shall be treated as so amended by such Affiliate without the necessity of any action on the part of the Affiliate. An Affiliate or other entity that has adopted this Plan may terminate its future participation in the Plan at any time.

12.2 Merger or Consolidation of Company. The Plan shall not be automatically terminated by the Company’s acquisition by or merger into any other employer, but the Plan shall be continued after such acquisition or merger if the successor employer elects and agrees to continue the Plan. Except as provided in Section 12.4 (Continuation of Plan following Change of Control), all rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the date of the merger.

12.3 Termination of Plan or Discontinuance of Contributions. It is the expectation of the Company that this Plan and the payment of contributions hereunder will be continued indefinitely. However, continuance of the Plan is not assumed as a contractual obligation of the Company. Except as provided in Section 12.4 (Continuation of Plan following Change of Control), the Company reserves the right at any time to terminate this Plan or to reduce, temporarily suspend or discontinue contributions hereunder. If this Plan is terminated, all Plan benefits shall be distributed in accordance with Article Eight and the distribution elections of the Participant’s following the termination of the Plan.

12.4 Continuation of Plan following a Change of Control. Notwithstanding any provision of this Plan to the contrary, if a Change of Control occurs following the Effective Date of this Plan, a successor employer shall have the power to (a) terminate this Plan, (b) amend Section 13.5 (Funding upon a Change of Control) of the Plan, or (c) amend any provision of the Plan that affects a Participant’s entitlement to or the timing of a distribution from the Plan, only if 80% of the individuals who are Participants in the Plan as of the date of the Change of Control consent to such an amendment or termination. The provisions of this Section 12.4 shall not limit a successor employer’s authority to take other actions with respect to the Plan, including the authority to discontinue contributions to the Plan.

12.5 Limitation of Company’s Liability. The adoption of this Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any employee or Participant or to be consideration for, an inducement to, or a condition of the employment of any employee. A Participant, employee, or Beneficiary shall not have any right to retirement or other benefits except to the extent provided herein.

12.6 Limitation on Distributions. To the extent that any payment to be made to a Participant under this Plan during a taxable year of such Participant’s Employer, when combined with all other payments received or to be received during such taxable year of the Participant’s Employer that are subject to the limitation on deductibility under Section 162(m) of the Code, would exceed the limitation on deductibility under Section 162(m) of the Code, such payment under the Plan shall be delayed in accordance with Treasury Regulation Section 1.409A-2(b)(7)(i) to such Participant’s Separation from Service (or, in the case of a Participant who is a Specified Employee as of the date of such Participant’s Separation from Service, the date which is six months after the date of such Participant’s Separation from Service (or, if earlier, the date of such Participant’s death) in accordance with Section 409A(a)(2)(B)(i) of the Code and the Treasury Regulation Section 1.409A-3(i)(2) and shall be paid in accordance with Treasury Regulation Section 1.409A-2(b)(7)(i). Any payment that is deferred in accordance with this Section 12.6 shall be credited with hypothetical investment earnings and losses in accordance with Article Six (Crediting of Contributions and Income).

ARTICLE THIRTEEN

GENERAL PROVISIONS

13.1 Limitation of Rights. Neither this Plan, the Trust nor membership in the Plan shall give any employee or other person any right except to the extent that the right is specifically fixed under the terms of the Plan. The establishment of the Plan shall not be construed to give any individual a right to be continued in the service of a Employer or as interfering with the right of a Employer to terminate the service of any individual at any time.

13.2 Construction. The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

13.3 Status of Participants as Unsecured Creditors. All benefits under the Plan shall be the unsecured obligations of the Company and each Employer, as applicable, and, except for those assets which will be placed in the Trust established in connection with this Plan, no assets will be placed in trust or otherwise segregated from the general assets of the Company or each Employer, as applicable, for the payment of obligations hereunder. To the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company and each Employer, as applicable.

13.4 Status of Trust Fund. The Trust Fund is being established to assist the Company and the Employers in meeting their obligations to the Participants and to provide the Participants with a measure of protection in certain limited instances. In certain circumstances described in the Trust Agreement, the assets of the Trust Fund may be used for the benefit of the Company’s or an Affiliate’s creditors and, as a result, the Trust Fund is considered to be part of the Company’s and Employer’s general assets. Benefit payments due under this Plan shall either be paid from the Trust Fund or from the Company’s or Affiliate’s general assets as directed by the EDCP Committee. Despite the establishment of the Trust Fund, it is intended that the Plan be considered to be “unfunded” for purposes of the ERISA and the Code.

13.5 Funding upon a Change of Control. Immediately before the occurrence of a Change of Control, the Company shall determine whether, for any reason, the assets of the Trust Fund are less than the aggregate Account balances of all Participants (determined without regard to the vested interest of each Participant) and transfer an amount equal to the deficiency to the Trustee of the Trust. If it is discovered at any time that the amount initially transferred is less than the total amount called for by the preceding sentence, the shortfall, including any accrued interest on the shortfall, shall be transferred to the Trustee immediately upon the discovery of such error.

13.6 Uniform Administration. Whenever in the administration of the Plan any action is required by the EDCP Committee, such action shall be uniform in nature as applied to all persons similarly situated, except as otherwise provided to the contrary in this Plan document or the Trust Agreement.

13.7 Heirs and Successors. All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs and legal representatives.

13.8 Electronic Administration. The EDCP Committee shall have the authority to employ alternative means (including, but not limited to, electronic, internet, intranet, voice response or telephonic) by which Participants may submit participation elections, directions, and forms required for participation in, and the administration of, this Plan. If the EDCP Committee chooses to use these alternative means, any elections, directions or forms submitted in accordance with the rules and procedures promulgated by the EDCP Committee will be deemed to satisfy any provision of this Plan calling for the submission of a written election, direction or form.

* * * *

To signify its adoption of this Amendment and Restatement of the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan, the Company has caused this Plan document to be executed by a duly authorized officer of the Company as of August 3, 2007.

HARRAH’S ENTERTAINMENT, INC.

By:	/S/ Mary Thomas
Name:	Mary Thomas
Title:	Senior Vice President, Human Resources